UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 31, 2010

HIGHLANDS BANCORP, INC.
(Exact Name of Issuer as Specified in Charter)
NEW JERSEY	27-1954096
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

310 Route 94 PO Box 160
Vernon, NJ 07462
(Address of Principal Executive Offices)

(973)-764-3200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Table of Contents

Item 2.01 - Completion of Acquisition or Disposition of Assets

Item 9.01 Financial Statements and Exhibits.

Item 2.01 - Completion of Acquisition or Disposition of Assets

On August 31, 2010, Highlands Bancorp, Inc. (the “Company”) became the bank holding company of Highlands State Bank, a New Jersey state chartered bank (the “Bank”) pursuant to the Plan of Acquisition of all the Outstanding Stock of the Bank by the Company, dated as of February 2, 2010 (the "Plan").  The Plan was approved by the Company’s Board of Directors and the Bank’s Board of Directors on January 19, 2010.     The Plan was adopted by a two-thirds majority of the Bank’s shareholders on April 30, 2010.  The Plan was approved by the New Jersey Department of Banking and Insurance on April 6, 2010.  The Plan was approved by the Federal Reserve Bank of New York as of June 26, 2010.

The Company was incorporated by the Bank’s Board of Directors in accordance with the New Jersey Business Corporation Act (the “NJBCA”) on February 2, 2010 pursuant to the provisions of the Plan for the sole purpose of becoming the Bank’s holding company.  Accordingly, at the closing of the Plan, one hundred (100%) percent of the issued and outstanding shares of the Bank’s common stock is held by the Company.  The members of the Board of Directors of the Bank also serve as the Board of Directors of the Company.

The Plan was effectuated through a contribution of each outstanding share of Bank’s common stock, $5.00 par value per share, Class A Preferred Stock, $2.00 par value per share, and Class B Preferred Stock, $2.00 par value per share, in exchange for one share of common stock, no par value, Class A Preferred Stock, $2.00 par value or Class B Preferred Stock $2.00 par value, respectively, of the Company in a transaction qualifying under Section 351 of the Internal Revenue Code of 1986.  The Company did not engage in any activities, other than activities of an organizational nature, or issue any shares of its common stock, prior to the closing of the Plan. The Company’s   Preferred Stock is held solely by the United States Treasury pursuant to the Capital Purchase Program.

     As a result of the foregoing, the Company has become the successor issuer to the Bank pursuant to Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Prior to closing, the Bank was required to file reports, proxy statements and other information with the Federal Deposit Insurance Corporation (the “FDIC”) under the Exchange Act. Such information filed by the Bank with the FDIC is available for inspection at the offices of the FDIC’s Accounting and Securities Disclosure Section located at Room F-6066, 550 17th Street, N.W., Washington, DC 20429. Copies of those filings may also be obtained by contacting the FDIC’s Accounting and Securities Disclosure Section at (202) 898-8913 or by facsimile at (202) 898-8505.

     This current report on Form 8-K, among other things, serves as notice that the Company is the successor issuer to the Bank pursuant to Rule 12g-3 pursuant to the Exchange Act. Pursuant to paragraph (a) of Rule 12g-3, the Company’s common stock and Class A and Class B Preferred Stock is deemed to be registered under Section 12(g) of the Exchange Act.

Description of Capital Stock

Capital Structure

The  Company's certificate of incorporation provides for an authorized capitalization consisting of 10,000,000 shares of common stock, without par value, 5,450 Shares of Class A Preferred Stock, par value $2.00 per share, and 155 Class B Preferred Stock, par value $2.00 per share.   The terms of the Class A and Class B Preferred Stock for the Company are identical to the terms of preferred stock issued by the Bank, except that the Company Preferred Stock shall accrue a cumulative dividend.  The dividend of the Bank’s preferred stock accrued non-cumulatively.

Class A Preferred Stock
•	The Class A shares are non-voting;
•	The Class A shares bear a cumulative 5% dividend for the first five years they are outstanding and at a cumulative rate of 9% thereafter;
•	The Class A shares can be redeemed at any time, with the consent of the FDIC, at the election of the Company;
•	For so long as Treasury holds the preferred stock, the following dividend restrictions apply:
o	Until May 9, 2012, the Company may not increase its cash dividends paid on its common stock without the UST’s prior approval,
o	Between the May 9, 2012 and May 9, 2019, the Company may increase its cash dividends paid on its common stock, but any increase of more then 3% per year per share must be approved by the UST;
o	After May 9, 2019, the Company may not pay cash dividends unless and until it has repurchased all of the preferred stock.
•
Until the May 9, 2019, the Company may not repurchase any equity or trust preferred security without the UST’s consent, and after May 9, 2019 the Company is prohibited from repurchasing any equity or trust preferred security; and

•	All outstanding shares of the Class A preferred stock must be redeemed before the Class B preferred stock can be redeemed.

Class B Preferred Stock
The Class B preferred stock has terms identical to the Class A preferred stock, except that it bears a dividend rate of 9% from the date of issuance.

Upon the closing of the Plan, the Company has 1,788,262 shares of common stock outstanding (fewer shares to the extent any stockholder exercises their dissenters' rights), 5,450 Shares of Class A Preferred Stock, and 155 Shares of Class B Preferred Stock.

Liquidation Rights

In the event of liquidation, dissolution or winding up of the Company, and after the payment of debts and liabilities and after the distribution to holders of any outstanding shares hereafter issued which have prior rights upon liquidation, the holders of the Company’s Class A and Class B Preferred Stock shall receive a liquidation preference equal to $1,000 per share, plus any accrued and unpaid dividends.  After distribution to the preferred stock holders, holders of the Company’s common stock are entitled to receive, on a pro rata per share basis, any assets distributable to stockholders.

Dividend Rights

The holders of the Company's common stock will be entitled to dividends, when, as, and if declared by the Company's Board of Directors, subject to the restrictions imposed by New Jersey law.  The only statutory limitation applicable to the Company is that dividends may not be paid if the Company is insolvent.

However, as a practical matter, unless the Company expands its activities, its only source of income will be the Bank.  Pursuant to the Banking Act, dividends may be paid by the Bank if, after the payment of the dividend, the capital stock of the Bank will be unimpaired and either the Bank will have a surplus of not less than 50% of its capital stock or the payment of the dividend will not reduce the Bank's surplus.  The payment of dividends is also dependent upon the Bank's ability to maintain adequate capital ratios pursuant to applicable regulatory requirements. Therefore, the dividend restrictions applicable to the Bank described in this paragraph will continue to impact the Company's ability to pay dividends.

The amount and form of dividends that may be declared by the Company in the future will depend upon many factors, including future earnings, capital requirements and business conditions.

The Company’s Class A and Class B preferred stock will pay quarterly dividends identical to those paid by the Bank, except that the dividend shall accrue cumulatively.  The dividend on the Class of preferred stock accrued to the holders of the Bank’s Class A and Class B preferred stock non-cumulatively.

Voting Rights

Under New Jersey law and the Company's Certificate of Incorporation, each share of the Company's common stock also will be entitled to one vote per share.  Cumulative voting is not permitted.  Each Class of the Company preferred stock is non-voting.

While generally the voting rights of the stockholders are the same in the Company as they are in the Bank, there are several material differences.  Among other things, the Banking Act requires the affirmative vote of two-thirds of the outstanding shares to approve a merger or consolidation.  Under New Jersey corporate law, the affirmative vote of a majority of the votes cast is required to approve any merger, consolidation or disposition of substantially all of the Company's assets.

Preemptive Rights

Pursuant to New Jersey law, stockholders may have preemptive rights if these rights are provided in the certificate of incorporation.  However, the Certificate of Incorporation of the Company does not provide for preemptive rights.

Appraisal Rights

Under New Jersey law, dissenting stockholders of the Company will have appraisal rights (subject to the broad exception set forth in the next sentence) upon certain mergers or consolidations.  However, appraisal rights for stockholders of the Company are not available in any transaction if shares of the corporation are listed for trading on a national securities exchange or held of record by more than 1,000 holders.  In addition, appraisal rights are not available to stockholders of an acquired corporation if, as a result of the transaction, shares of the acquired corporation are exchanged for any of the following: (i) cash; (ii) any securities listed on a national securities exchange or held of record by more than 1,000 holders; or (iii) any combination of the above.  New Jersey law also provides that a corporation may grant appraisal rights in other types of transactions or regardless of the consideration received by providing for such rights in its Certificate of Incorporation.  The Company Certificate of Incorporation does not provide appraisal rights beyond those called for under New Jersey law.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

3(i)	Articles of Incorporation

3(ii)	By-laws

10.1	The Highlands State Bank 2006 Nonstatutory Stock Option Plan dated March 9, 2006
10.2	The Highlands State Bank 2006 Incentive Stock Option Plan dated March 9, 2006
10.3	The Highlands State Bank 2006 Nonemployee Director’s Stock Option Plan dated March 9, 2006
10.4	Employment Agreement dated January 20, 2006 by and between the Bank and George E. Irwin
10.5	Form of Class A Preferred Stock Certificate dated August 31, 2010
10.6	Form of Class B Preferred Stock Certificate dated August 31, 2010
10.7
Form of Letter Agreement dated May 8, 2009 & December 22, 2009 including the Securities Purchase Agreement – Standard Terms, incorporated by reference therein, between the Bank and the United States Department of the Treasury

10.8
Form of Waiver, executed by certain employees of the Bank in connection with the execution of the Letter Agreement dated May 9, 2009 and December 22, 2009, including the Securities Purchase Agreement – Standard Terms, incorporated by reference therein, between the Bank and the United States Department of the Treasury

10.9
Letter Agreement dated August 31,  2010 executed by certain employees in connection with the execution of the Letter Agreement dated May 8, 2009 & December 22, 2009 including the Securities Purchase Agreement – Standard Terms, incorporated by reference therein, between the Bank and the United States Department of the Treasury

10.10
Form of Waiver, executed by certain employees of the Company in connection with the execution of the Letter Agreement dated August 31, 2010 between the Company and the United States Department of the Treasury

21	Subsidiaries of the Registrant

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLANDS BANCORP, INC.

Date: September 7, 2010	By:	/s/ George E. Irwin
George E. Irwin
President and Chief Executive Officer